Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (the “Agreement”) is entered into by and between Steven W. Moster (“Executive”) and Viad Corp (the “Company”), effective as of December 30, 2024 (the “Effective Date”).

WHEREAS, the Company has entered into that certain Equity Purchase Agreement (the “Purchase Agreement”) by and among the Company and TL Voltron Purchaser, LLC (“Buyer”), pursuant to which the Company has agreed to sell, and Buyer has agreed to purchase, all of the outstanding equity interests held by the Company in its subsidiaries comprising its GES business (such transaction, together with any other transactions contemplated by the Purchase Agreement, the “Transaction”); and

WHEREAS, contingent upon and effective as of the closing of the Transaction (the “Closing”), Executive shall transition to a non-executive role at the Company, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Transition.

(a) Executive shall remain employed by the Company as an employee at-will serving in the role of the Company’s President and Chief Executive Officer, on the terms contained herein from the Effective Date until the Closing (such period, the “Transition Period”). Contingent upon and effective as of the Closing, Executive shall cease serving as the Company’s President and Chief Executive Officer, and shall be deemed to have resigned from all offices and directorships held at the Company and its affiliates, including the Board. Executive agrees to execute any documentation requested by the Company to effectuate such resignation(s). Executive agrees that, during the Transition Period, Executive will continue to perform Executive’s duties, responsibilities and functions to the Company as are usual and customary for Executive’s position, shall continue reporting to the Company’s Board of Directors (the “Board”), and shall not engage in any other employment, occupation, consulting or other business activity, except in his current capacity of additionally serving as a member of the Board of Directors of Cavco Industries, Inc., or as otherwise agreed in advance with the Board.

(b) Effective as of immediately following the Closing (the “Transition Date”), Executive shall remain employed by the Company as an employee at-will serving in the non-executive officer role of Advisor through March 1, 2025 (the “Advisory Period End Date”). During the period commencing on the Transition Date and ending on the earlier of the Advisory Period End Date and the actual date of Executive’s termination of employment (such actual date of termination, the “Termination Date”, and such period, the “Advisory Period”), Executive agrees to (i) cooperate reasonably with the Company in accomplishing a smooth and orderly transition of Executive’s prior responsibilities as President and Chief Executive Officer, to other employees of the Company, particularly including pending matters of which Executive has the principal knowledge and background information and (ii) not engage in any other employment or consulting services (whether full-time or part-time) with another entity, except in his current capacity of additionally serving as a member of the Board of Directors of Cavco Industries, Inc., as otherwise agreed in advance with the Board. During the Advisory Period, (i) Executive’s services as an Advisor will be provided on an as-and-when-needed basis upon request from the Board, (ii) Executive shall report to the Board and (iii) Executive shall not have the authority to bind or act on behalf of the Company, to make representations on behalf of the Company to its vendors, customers or employees or to manage Company employees. As an employee of the Company, during the Advisory Period, Executive shall remain subject to Company policies, including, but not limited to, the Company’s Insider Trading Policy.

(c) The parties hereto acknowledge and agree that the Severance Agreement, by and between the Company and Executive, dated December 3, 2014 (the “Severance Agreement”), and any rights Executive might have under the Company’s Executive Officer Pay Continuation Policy or the Company’s Executive Severance Plan (Tier I – 2013), are superseded by this Agreement. Executive agrees that at no point shall any of Executive’s change in position, duties, responsibilities or authority, Executive’s change in compensation or the appointment of a new President and Chief Executive Officer of the Company (or similar role) constitute an event giving rise to Good Reason, as defined in, and for purposes of, the Severance Agreement, the Company’s Executive Severance Plan (Tier I – 2013), any Company equity incentive plan or any agreement by and between the Company and Executive evidencing a Company Equity Award (as defined below).

(d) In addition, the parties hereto acknowledge and agree Section 5 of Exhibit A attached to the award agreements evidencing the Company performance stock units granted to Executive on each of March 1, 2023 and March 1, 2024 (collectively, the “PSU Awards”) shall not apply to the PSU Awards if a Change in Control (as defined in the applicable award agreements evidencing the PSU Awards) occurs during the Advisory Period.

2. Compensation.

(a) During the Advisory Period, subject to and conditioned upon (i) Executive’s continued compliance with the Restrictive Covenants (as defined below) and (ii) Executive’s execution and delivery to the Company of an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) on or within 21 days following the Transition Date, and the non-revocation of the Release during the seven day period following the date on which the Release is executed:

(i) Effective as of the Transition Date, the Company shall pay Executive a base salary in the amount of $80,417 per month (the “Salary”), pro-rated to reflect any partial year of employment, and payable in accordance with the Company’s normal payroll practices.

(ii) The outstanding Company stock options, restricted stock unit awards and PSU Awards held by Executive as of the Transition Date (collectively, the “Company Equity Awards”) will continue to vest during the Advisory Period in accordance with their terms. For clarity, provided that Executive remains continuously employed until the Advisory Period End Date, or in the event of his death, termination due to disability or termination by the Company other than for Cause (as defined in the Severance Agreement), in any case, prior to such date (and subject to Executive’s or his estate’s execution and non-revocation of a Post-Termination Release in accordance with Section 3(b)) then (A) the Company Equity Awards that are stock options or restricted stock unit awards that were scheduled to vest on or prior to the Advisory Period End Date will remain outstanding and vest on the applicable original vesting date (including on March 1, 2025) and (B) for purposes of the PSU Award granted to Executive on March 1, 2024, Executive shall be deemed to have satisfied the 12-month service requirement described in Section 6(a) of Exhibit A attached to the applicable award agreement (i.e., the service requirement in order for such PSU Award to remain eligible for pro-rata vesting at the end of the applicable performance period). However, the foregoing treatment will not apply to Executive’s stock options in the event of his termination due to disability.

(iii) Executive shall remain eligible to receive an annual cash incentive award in respect of 2024 (based on actual performance) pursuant to the terms and conditions of the Company’s Management Incentive Plan, payable at the same time other employees receive their annual bonus and no later than March 15, 2025. Executive agrees and acknowledges that he will not be eligible to participate in any annual cash bonus program of the Company for calendar year 2025.

(b) Executive shall continue to be eligible to participate in the benefit plans, programs and arrangements of the Company maintained by the Company for the benefit of its similarly situated employees from time to time, consistent with the terms thereof and as such plans, programs and arrangements may be amended from time to time.

(c) Executive acknowledges and agrees that, during the Advisory Period, Executive shall not be eligible to be granted a Company equity or equity-based award, including, for the avoidance of doubt, any annual refresh equity award.

3. Termination of Employment.

(a) Upon the termination of Executive’s employment for any reason, within 30 days following the Termination Date, the Company will pay to Executive (i) all accrued salary and, if required by the Company’s applicable policies, all accrued, unused vacation / paid time off through the Termination Date and (ii) any unreimbursed business expenses incurred by Executive, in accordance with Company policy, prior to the Termination Date (collectively, the “Accrued Obligations”). Additionally, following the Termination Date, Executive shall be entitled to retain or receive any vested amounts due to Executive under any employee benefit plan, program or policy of the Company, in any case pursuant to and in accordance with the terms and conditions of the applicable plan, program or policy. Except as provided in Section 2(a)(ii) above, as of the Termination Date, Executive shall forfeit any Company Equity Award (or portion thereof) that remains unvested as of the Termination Date.

(b) If the Transition Period or the Advisory Period terminates on the earlier of (w) the Advisory Period End Date or (x) the termination of Executive’s employment hereunder by reason of Executive’s death or by the Company other than for Cause, then, subject to and conditioned upon (y) Executive’s continued compliance with the Restrictive Covenants and (z) Executive’s (or his estate’s) execution of a second release of claims in substantially the form attached hereto as Exhibit A (a “Post-Termination Release”), on or within 21 days following the Termination Date, and non-revocation of the Post-Termination Release during the seven day period following the date on which the Post-Termination Release is executed:

(i) the Company shall pay to Executive an amount equal to $1,930,000, payable in a single lump sum within 60 days following the Termination Date;

(ii) to the extent not yet paid, Executive shall remain entitled to receive any annual cash incentive award earned in respect of 2024 (based on actual performance) pursuant to the terms and conditions of the Company’s Management Incentive Plan, payable at the same time as other employees receive their annual bonus (but no later than March 15, 2025);

(iii) for the period of two years following the Termination Date (the “Severance Period”), Executive shall be entitled to receive continuation of medical (including the Mayo executive Health Program). dental, vision, life and voluntary accidental death & dismemberment benefits that were in effect as of the Termination Date, provided, that Executive will be responsible for payment of the employee contribution for each of these benefits;

(iv) during the Severance Period, Executive shall be entitled to accrue pension credits, as applicable, and may make 401(k) contributions, and the Company shall continue to contribute to the Executive’s 401(k) and supplemental 401(k), if applicable, account(s), subject to the terms and conditions of the applicable plan(s);

(v) during the Severance Period, Executive shall be entitled to Company-provided outplacement services for assistance in making a smooth transition to a new company or career pursuit; provided, that, if Executive secures employment (apart from his current Board position with Cavco Industries, Inc.) prior to the termination of the Severance Period, the outplacement service benefit shall cease on the last day of the month in which Executive commences new employment.

For the avoidance of doubt, if Executive voluntarily (and not as a result of his death or disability) terminates Executive’s employment prior to the Advisory Period End Date, including in connection with the commencement of employment (apart from his current Board position with Cavco Industries Inc.) or consulting services (whether full-time or part-time) with another entity, or if the Company terminates Executive’s employment for Cause prior to the Advisory Period End Date, in either case, Executive shall forfeit any entitlement to the payments and benefits set forth in this Section 3(b).

(c) Return of Company Property. Executive agrees that Executive shall, prior to the end of the Advisory Period, return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Executive has in Executive’s possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) portable electronic devices (including, but not limited to, tablet computers) unless otherwise mutually agreed, credit cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties. Notwithstanding the foregoing, Executive shall be permitted to retain Executive’s contacts, calendars and personal correspondence and any information reasonably needed for Executive’s personal tax return preparation, in each case, so long as such items do not contain confidential or proprietary information of the Company.

4. Withholdings and Other Deductions. All compensation payable to Executive hereunder shall be subject to such withholdings and deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

5. Warranty. Executive acknowledges that, upon receipt of the Accrued Obligations and the payments set forth herein, Executive has (i) received all monies and other benefits due to Executive as a result of Executive’s employment with and separation from the Company, and (ii) no right, title or interest in or entitlement to any other payments or benefits other than as set forth in this Agreement. Executive further represents that Executive has not sustained a work-related injury or illness that Executive has not previously reported to the Company.

6. Protection of Confidential Information; No Disparagement.

(a) Executive acknowledges that Executive previously agreed to certain restrictive covenants (collectively, the “Restrictive Covenant Arrangements”), including, but not limited to, any restrictive covenants contained in any award agreement evidencing the Company Equity Awards. However, in light of the closing of the Transaction, the Company and the Executive hereby acknowledge and agree that references to the “Corporation or its Affiliates” contained in any non-competition provision or non-solicitation of customers provision shall, as of the Closing, exclude the Business (as defined in the Purchase Agreement).

(b) Except as set forth in Section 8, Executive agrees not to make statements to employees, clients, customers and suppliers of the Company or its affiliates (including its directors, executives, shareholders and employees), or to other members of the public, that are in any way disparaging or negative towards any of the foregoing, or their products and services. This prohibition applies to statements in any form or medium, whether orally or in writing (including but not limited to social media posts or comments). The Company agrees to instruct the members of its Board and its executive officers to not make statements to employees, clients, customers and suppliers of the Company and its affiliates, or to other members of the public, that are in any way disparaging or negative towards Executive (except as may be permitted under Section 8). This prohibition applies to statements in any form or medium, whether orally or in writing (including but not limited to social media posts or comments).

7. Restrictive Covenants. Except as otherwise stated herein, the parties acknowledge and agree that the restrictive covenants contained in in Sections 6 and 9 of this Agreement and pursuant to the Restrictive Covenant Arrangements (collectively, the “Restrictive Covenants”) shall remain in full force and effect in accordance with their terms, and Executive shall continue to be bound by their terms; provided, that any exceptions or qualifications provided herein shall also apply to the Restrictive Covenants that are not set forth herein.

8. Exceptions. Notwithstanding the generality of the foregoing or other provisions of this Agreement, nothing in this Agreement shall restrict Executive from: (a) filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or any similar state or local government agency or commission; (b) reporting to, communicating with, cooperating with, providing information to, or receiving any monetary reward or bounty from, any federal, state or local government agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. National Labor Relations Board, or the U.S. Department of Justice, without notice to the Company; (c) testifying pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or making any truthful statements or disclosures required by law, regulation or legal process; (d) exercising any rights Executive may have under Section 7 of the U.S. National Labor Relations Act; (e) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Executive has reason to believe is unlawful. Further, Executive acknowledges that the Company has provided Executive notice of the immunity provisions of the U.S. Defend Trade Secrets Act of 2016, which state as follows: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.”

9. Ongoing Cooperation. Subject to Section 8, Executive agrees that during the Transition Period and thereafter Executive will assist and cooperate with the Company, its subsidiaries and its counsel (i) concerning reasonable requests for information about the business of the Company or its affiliates or Executive’s involvement and participation therein, (ii) in connection with the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its subsidiaries or affiliates, including any proceeding before any arbitral, administrative, judicial, legislative, regulatory, or other body or agency, including testifying in any proceeding to the extent such claims, actions, investigations or proceedings relate to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive, and (iii) and in connection with any investigation or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization (including, without limitation, the SEC and FINRA) as any such investigation or review relates to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive.

10. Code Section 409A.

(a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement would be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that this Section 10 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions. In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law.

(b) Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments. Any payments subject to Section 409A that are subject to execution of a waiver and release that may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon Executive’s “separation from service” (within the meaning of Section 409A).

(c) Notwithstanding anything to the contrary in this Agreement, no compensation or benefits shall be paid to Executive during the six-month period following Executive’s “separation from service” with the Company (within the meaning of Section 409A) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period (without interest).

11. Breach. In the event Executive materially breaches the Restrictive Covenants, any outstanding obligations of the Company hereunder shall terminate, and the Company’s covenants hereunder shall be deemed null and void in their entirety.

12. Governing Law. This Agreement shall be construed under the laws of the State of Arizona, both procedural and substantive.

13. Jurisdiction. (i) In any suit, action or proceeding seeking to enforce any provision of this Agreement or for purposes of resolving any dispute arising out of or related to this Agreement, the Company and the Executive each hereby irrevocably consents to the exclusive jurisdiction of any federal court located in the State of Arizona, Maricopa County, or any of the state courts of the State of Arizona located in Maricopa County; (ii) the Company and the Executive each hereby waives, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) process in any such suit, action or proceeding may be served on either party anywhere in the world, whether within or without the jurisdiction of such court, and, without limiting the foregoing, each of the Company and the Executive irrevocably agrees that service of process on such party, in the same manner as provided for notices in Section 23 herein, shall be deemed effective service of process on such party in any such suit; action or proceeding. Notwithstanding the foregoing of this Section, each of the parties agrees that prior to commencing any claims for breach of this Agreement (except to pursue injunctive relief), such party shall submit to the other party written notice requesting mediation. Such mediation shall occur within thirty (30) days of the written request before a jointly selected neutral third party mediator under the auspices of JAMS in Phoenix, Arizona (or any successor location), pursuant to the procedures of JAMS International Mediation Rules (available at https://www.jamsadr.com/international-mediation-rules/) (however, such mediation or obligation to mediate shall not suspend or otherwise delay any termination or other action of the Company or affect the Company’s or Executive’s other rights). Should the parties not agree on a mediator within ten (10) days of the written request, the mediator shall be appointed by JAMS. Each party shall bear its own costs related to mediation, and the mediator’s fees shall be shared equally. The parties agree to participate in the mediation process in good faith with the intention of resolving the dispute.

14. Enforcement Costs. If any civil action or other legal proceeding, including arbitration, is brought for the enforcement of this Agreement or any other material agreement between the Parties hereto, and/or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of such agreements, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses associated thereto.

15. Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.

16. Headings. The headings in this Agreement are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Agreement.

17. Severability. If any sentence, phrase, section, subsection or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Agreement, which shall remain fully valid and enforceable.

18. Assignment. This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns.

19. Ambiguities. Both parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

20. Entire Agreement / Amendments. This Agreement (including the exhibits here), constitutes the entire agreement between the parties concerning the subject matter hereof. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement, including the Severance Agreement and Executive’s rights under the Company’s Executive Officer Pay Continuation Policy and the Company’s Executive Severance Plan (Tier I – 2013), but excluding any award agreements evidencing the Company Equity Awards (as amended by this Agreement) and the Restrictive Covenant Arrangements. Executive acknowledges and agrees that Executive shall have no right, title or interest in any payments or benefits under the Severance Agreement, the Company’s Executive Officer Pay Continuation Policy or the Company’s Executive Severance Plan (Tier I – 2013). No amendments to this Agreement will be valid unless written and signed by Executive and an authorized representative of the Company.

21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

22. Consultation with Counsel. Executive acknowledges that Executive (a) has thoroughly read and considered all aspects of this Agreement, that Executive understands all its provisions and that Executive is voluntarily entering into this Agreement, (b) has been represented by, or had the opportunity to be represented by independent counsel of Executive’s own choice in connection with the negotiation and execution of this Agreement and has been advised to do so by the Company, and (c) has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on Executive’s own judgment. Without limiting the generality of the foregoing, Executive acknowledges that Executive has had the opportunity to consult with Executive’s own independent tax advisors with respect to the tax consequences to Executive of this Agreement, and that Executive is relying solely on the advice of Executive’s independent advisors for such purposes.

23. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by email and also mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:

If to Executive: at Executive’s most recent address on the records of the Company

If to the Company:

Viad Corp

1401 17th Street

Suite 1400

Denver, Colorado 80202

Attention: Chief Legal Officer

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

[Signature page follows]

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year set forth below.

Dated: December 27, 2024	/s/ Steven W. Moster
Steven W. Moster

Dated: December 30, 2024	/s/ Richard Dozer
Viad Corp
Name: Richard Dozer
Title: Chairman, Board of Directors

EXHIBIT A

GENERAL RELEASE

1. Release. For good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Viad Corp, a Delaware corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Arizona Civil Rights Act, the Arizona Equal Pay Law, the Arizona Minimum Wage Act, the Arizona Fair Wages and Healthy Families Act, and the Arizona Employment Protection Act, each as amended, and any other foreign, federal, state or local statute, ordinance, executive order, regulation or constitution regarding employment, termination of employment, discrimination, harassment, retaliation, health and safety, privacy, notice, or wage and hour matters.

2. Claims Not Released. Notwithstanding the foregoing, this Release shall not operate to release any rights or claims of the undersigned (i) to the Company’s obligations to provide payments or benefits under the Transition Agreement (the “Transition Agreement”), by and between you and the Company, effective as of December 30, 2024, to which this Release is attached, (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company; (iii) to the undersigned’s entitlement to the treatment of his Company Equity Awards referenced in the Transition Agreement; (iv) to file a claim for unemployment or workers’ compensation benefits; (v) to engage in any Protected Activities (as defined below) and any right to report allegations of unlawful conduct, including criminal conduct and unlawful employment practices, to federal, state, or local authorities; (vi) to any Claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company or for coverage under any applicable contract of directors and officers liability insurance; or (vii) to any Claims which cannot be waived by an employee under applicable law; provided, however, that the undersigned releases the undersigned’s right to secure damages or other relief for any such alleged treatment.

3. Unknown Claims.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

4. Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or any similar state or local government agency or commission; (ii) reporting to, communicating with, cooperating with, providing information to, or receiving any monetary reward or bounty from, any federal, state or local government agency, including, but not limited to, U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice, without notice to the Company; (ii) testifying pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or making any truthful statements or disclosures required by law, regulation or legal process; (iv) exercising any rights Executive may have under Section 7 of the U.S. National Labor Relations Act; and (v) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the undersigned has reason to believe is unlawful. Further, the undersigned acknowledges that the Company has provided the undersigned notice of the immunity provisions of the U.S. Defend Trade Secrets Act of 2016, which state as follows: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.” The activities or rights described in this Section 4 shall be referred to as “Protected Activities.”

5. Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

6. No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

7. No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

8. OWBPA. The undersigned, in consideration of the payments provided to the undersigned as described in the Transition Agreement agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Workers Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Workers Benefit Protection Act, the undersigned is hereby advised as follows:

(i)
the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;

(ii)
the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release, nor does the Release prevent the undersigned from challenging the knowing and voluntary waiver of the Release under the Older Workers Benefit Protection Act;

(iii)
the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;

(iv)
the Company advises the undersigned that the undersigned has a right to and should consult with an attorney prior to executing this Release;

(v)
the undersigned has been given at least 21 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the 21-day period; and

(vi)
the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to Michelle Carpenter (the Company’s outside legal counsel), via electronic mail at michelle.carpenter@lw.com, on or before 11:59 p.m. Pacific time on the seventh day after this Release is executed by the undersigned.

9. Governing Law. This Agreement is deemed made and entered into in the State of Arizona, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Arizona, to the extent not preempted by federal law.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

Steven W. Moster